Exhibit 99.1

Lipella Pharmaceuticals Announces 1-for-8 Reverse Stock Split

PITTSBURGH, PA – November 1, 2024 – Lipella Pharmaceuticals Inc. (Nasdaq: LIPO) (the “Company,” “our” or “us”), a clinical-stage biotechnology company focused on developing innovative therapies for serious diseases with unmet medical needs, today announced that it intends to effect a 1-for-8 reverse stock split of its common stock effective as of 5:00 p.m. Eastern Time on November 7, 2024 upon the filing of a certificate of amendment to the Company’s certificate of incorporation with the Secretary of State of the State of Delaware. The Company expects that its common stock will begin trading on a split-adjusted basis when the market opens on November 8, 2024, under its current trading symbol “LIPO.” Following the reverse stock split, the CUSIP number for the Company’s common stock will be updated to 53630L209.

The reverse stock split is intended to bring the Company into compliance with the minimum bid price requirement for continued listing on the Nasdaq Capital Market. Stockholders approved the reverse stock split at the Company’s Annual Meeting of Stockholders held on September 10, 2024, with the Board of Directors subsequently approving the 1-for-8 ratio.

The reverse stock split will not impact the number of authorized shares of common stock of the Company, which will remain at 200,000,000, nor will it affect the par value of common stock, which remains $0.0001 per share.

The 1-for-8 reverse stock split will convert eight shares of the Company’s common stock into one new share of common stock.

The Company’s transfer agent, Nevada Agency and Transfer Company, will act as the exchange agent for the reverse stock split. Stockholders of record will receive information from Nevada Agency and Transfer Company regarding the transition. Stockholders who hold shares through in book-entry form or through a broker or other nominee will have their positions adjusted automatically to reflect the reverse stock split and will not need to take any action. Nevada Agency and Transfer Company can be reached at (775) 322-0626 to address questions regarding the exchange process.

About Lipella Pharmaceuticals Inc.

Lipella Pharmaceuticals is a clinical-stage biotechnology company focused on developing new drugs by reformulating active agents in existing generic drugs and optimizing these reformulations for new applications. Lipella targets diseases with significant unmet needs, where no approved drug therapies currently exist. The company completed its initial public offering in December 2022. Learn more at lipella.com and follow us on X and LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements, which are not historical facts, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as "may," "could," "expect," "intend," "plan," "seek," "anticipate," "believe," "estimate," "predict," "potential," "continue," "likely," "will," "would" and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements, including statements herein on the effective date of the reverse stock split and the date that trading of our common stock will begin on a split-adjusted basis, are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Readers are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those indicated by these forward-looking statements as a result of risks and uncertainties including, but not limited to, our ability to regain compliance with The Nasdaq Stock Market LLC (“Nasdaq”) listing standards, including the minimum bid price requirement, our ability to take other actions that may be required for our continued listing on Nasdaq, our current liquidity position and the need to obtain additional financing to support ongoing operations, and other risks as more fully described in our filings with the U.S. Securities and Exchange Commission. The information in this press release is provided only as of the date of this press release, and we undertake no obligation to update any forward-looking statements contained in this press release based on new information, future events, or otherwise, except as required by law.

CONTACT

Jeff Ramson

PCG Advisory

jramson@pcgadvisory.com

646-863-6893